SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

  N2H2, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

February 4, 2002

Dear Shareholder:

         The Board of Directors and management of N2H2, Inc. cordially invite you to attend the Annual Meeting of Shareholders. The meeting will be held on Thursday, March 14, 2002 at 3:00 p.m., at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington. In addition to the business items listed in the Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of general interest to you as a Shareholder.

         Your vote is very important. Therefore, whether or not you plan to attend the meeting in person, please sign and return the enclosed Proxy in the envelope provided. If you attend the meeting and desire to vote in person, you may do so even though you have previously sent a Proxy.

Sincerely,

/S/ Howard Philip Welt

Howard Philip Welt President and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on Thursday, March 14, 2002
N2H2, INC. PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS OF THE COMPANY
TRANSACTIONS WITH MANAGEMENT
CERTAIN TRANSACTIONS
COMPENSATION OF EXECUTIVE OFFICERS IN THE YEAR ENDED SEPTEMBER 30, 2001
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE
PROPOSAL NO. 1: ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT TO THE 1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
PROPOSAL NO. 3
AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4: RATIFICATION OF APPOINTMENT OF AUDITORS
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS
OTHER MATTERS
EMPLOYEE STOCK PURCHASE PLAN
SECTION 1. PURPOSE OF THE PLAN
SECTION 2. ADMINISTRATION OF THE PLAN.
SECTION 3. ENROLLMENT AND PARTICIPATION.
SECTION 4. EMPLOYEE CONTRIBUTIONS.
SECTION 5. WITHDRAWAL FROM THE PLAN.
SECTION 6. CHANGE IN EMPLOYMENT STATUS.
SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.
SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.
SECTION 9. RIGHTS NOT TRANSFERABLE.
SECTION 10. NO RIGHTS AS AN EMPLOYEE.
SECTION 11. NO RIGHTS AS A SHAREHOLDER.
SECTION 12. SECURITIES LAW REQUIREMENTS.
SECTION 13. STOCK OFFERED UNDER THE PLAN.
SECTION 14. AMENDMENT OR DISCONTINUANCE.
SECTION 15. DEFINITIONS.
1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, March 14, 2002

To the Shareholders of N2H2, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of N2H2, Inc. (the “Company”) will be held on Thursday, March 14, 2002 at 3:00 p.m. at the Union Bank of California Building, 900 4th Avenue, 5th Floor, Seattle, Washington for the following purposes:

         1.     To elect two (2) Class II directors each for a term of three years, to serve until the 2005 Annual Meeting of Shareholders, and until their respective successors are elected and have qualified;

         2.     To approve an amendment to the 1999 Non-employee Director Stock Option Plan;

         3.     To approve an amendment to the Employee Stock Purchase Plan (ESSP);

         4.     To ratify the appointment of independent auditors for the Company; and

         5.     To transact any other business which may properly come before the meeting or any adjournment thereof.

         Holders of Common Stock at the close of business on January 18, 2002 are entitled to notice of, and to vote at, the meeting. Shareholders are cordially invited to attend the meeting in person.

By Order of the Board of Directors,
/S/ J. Paul Quinn

J. Paul Quinn

Vice President-Chief Financial Officer,

Secretary and Treasurer

N2H2, Inc.
900 Fourth Avenue, Suite 3600
Seattle, Washington 98164
February 4, 2002

IMPORTANT: Please fill in, date, sign and return the enclosed Proxy in the postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may vote in person, if you wish to do so, even though you have previously sent in your Proxy.

N2H2, INC.
PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

         The enclosed Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, March 14, 2002, at 3:00 p.m. and at any adjournment or adjournments thereof (the “Annual Meeting”). The Company first mailed this Proxy Statement to Shareholders on or about February 4, 2002.

Record Date and Outstanding Shares

         Only Shareholders of record on the books of the Company at the close of business on January 18, 2002 will be entitled to notice of, and to vote at, the Annual Meeting. On that date there were issued and outstanding 22,068,199 shares of Common Stock of the Company.

Solicitation and Revocability of Proxies

         Proxies may be solicited by officers, directors and regular supervisory employees of the Company, none of whom will receive any additional compensation for their services. Solicitation of proxies may be made personally or by mail, telephone, telecopy or messenger. All costs of solicitation of proxies will be paid by the Company.

         Any Shareholder granting a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked either by (i) filing with the Secretary of the Company prior to the Annual Meeting, at the Company’s principal offices, either a written revocation or duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person, regardless of whether a proxy has previously been given. Attendance at the Annual Meeting will not revoke a Shareholder’s proxy unless the Shareholder votes in person.

Quorum and Voting

         Under Washington law and the Company’s Restated Articles of Incorporation, a quorum consisting of a majority of the outstanding shares entitled to vote must be represented in person or by proxy to elect directors and to transact any other business that may properly come before the meeting. In the election of directors, the nominees elected are the two individuals receiving the greatest number of votes cast by the shares present in person or represented by proxy and entitled to vote. Any action other than a vote for a nominee will have the effect of voting against the nominee. The amendments to the 1999 Nonemployee Director Stock Option Plan and the Employee Stock Purchase Plan will be approved and the appointment of independent auditors will be ratified if the votes cast in favor of each of the respective proposal exceed the votes cast against it. Abstention from voting or broker nonvotes will have no effect since such actions do not represent votes cast.

         If the accompanying Proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions given. In the absence of instructions to the contrary, the shares will be voted in accordance with the Board of Directors’ recommendations. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those described in this Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of January 18, 2002, the number of shares of Common Stock held by beneficial owners of more than five percent of the Company’s Common Stock, by directors and nominees, by the executive officers named in the Summary Compensation Table on page 9, and by all directors and executive officers of the Company as a group:

	Number of
	Shares Beneficially
Name and Address of Beneficial Owner**	Owned	Percentage

Peter H. Nickerson (1)	6,406,817	29.0%

Hollis R. Hill (2)	4,708,942	21.3%

Mark A. Segale (3)	1,706,721	7.7%

Robert S. London 809 Presidio Avenue, Suite B, Santa Barbara, CA 93101 (4)	1,071,520	4.9%

Howard Philip Welt (5)	383,750	1.7%

Kevin E. Fink (6)	350,681	1.6%

Craig Blessing (7)	27,915	*

A. Farzeen Mohazzabfar (8)	115,000	*

J. Paul Quinn (9)	25,000	*

Frank Fulton (10)	48,682	*

Richard R. Rowe (11)	13,750	*

Alan J. Higginson (12)	20,000	*

Michael T. Lennon (13)	20,000	*

Richard P. Giacchetti 13401 NE 50th Street Bellevue, WA 98005	0	*

All executive officers and directors as a group (15 persons)	8,737,760	39.6%

*	less than 1%

**	unless otherwise indicated, named executives could be reached through our principle offices.

(1)	Includes 374,062 shares of Common Stock held by Mr. Nickerson, 4,334,880 shares of Common Stock held jointly with his wife, Hollis Hill, 1,400,000 shares of Common Stock held by him as custodian under the Uniform Transfers to Minors Act for the benefit of their children, 30,000 shares for which he exercises sole voting power, as an N2H2 Board member, under an irrevocable proxy granted by Jennifer Perenchio and 267,875 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(2)	Includes 4,334,880 shares of Common Stock held by Ms. Hill jointly with her husband, Mr. Nickerson, and 374,062 shares of Common Stock held as community property by her husband, Mr. Nickerson. Excludes 1,400,000 shares of Common Stock held by her husband as custodian under the Uniform Transfers to Minors Act for the benefit of their children and 267,875 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002 by her husband, Mr. Nickerson.

(3)	Mr. Segale, Lisa M. Atkins, Tina A. Covey, Nita S. Johnson, Ann J. Nichols and Donna A. Segale, collectively, partners of the Segale Group, are parties to a Registration Rights Agreement, which provides that Mr. Segale has various powers related to the shares held by the other Segale Group partners.

(4)	Includes 930,610 shares of Common Stock and 140,910 shares which may be acquired under warrants.

(5)	Includes 30,000 shares of common stock and 353,750 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(6)	Includes 250,681 shares of common stock and 100,000 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(7)	Includes 27,915 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(8)	Includes 115,000 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(9)	Includes 25,000 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(10)	Includes 48,682 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(11)	Includes 13,750 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(12)	Includes 20,000 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

(13)	Includes 20,000 shares of common stock issuable pursuant to options exercisable within 60 days of January 18, 2002.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:

Name	Age	Position

Howard Philip Welt	46	President and Chief Executive Officer

Frank Fulton	40	Vice President – Chief Operating Officer

J. Paul Quinn	42	Vice President – Chief Financial Officer, Secretary and Treasurer

A. Farzeen Mohazzabfar	37	Vice President – Product Development

Craig Blessing	34	Vice President – International Sales

Cher L. Paige	48	Vice President – Marketing

Betsy Hall	47	Vice President — U.S. Sales

         The biographies of the executive officers of the Company who are not directors are as follows:

         J.     Paul Quinn joined N2H2 as its Vice President – Chief Financial Officer, Secretary and Treasurer in November 2000. Prior to joining N2H2, Mr. Quinn was Senior Vice President of Finance & Administration for The Closeout Company, a $15 million startup retail chain headquartered in Seattle, Washington. From 1993 to 1999, Mr. Quinn was the Vice-President and Controller at Fleming Companies. Mr. Quinn has a M.B.A. from Arizona State University and a B.Sc. in Finance from Santa Clara.

         Frank Fulton joined the Company in 1998 as Director of Customer Operations and was appointed to the position of Chief Operating Officer in January 2001. Prior to joining the Company, Mr. Fulton served as Director of Support for Cellular Technical Services from 1995 to 1998.

         A.     Farzeen Mohazzabfar joined the Company in December 1999 as Vice President – Product Development. Prior to joining the Company, Mr. Mohazzabfar was Vice President of Research and Development of Laplink.com. He was a founder and Vice President of Development of Quality in Motion from 1996 to 1998. From 1991 to 1995, he was Senior Engineering Manager of Traveling Software, Inc. Mr. Mohazzabfar has a B.S. in computer science from Western Washington University.

         Craig Blessing joined the Company in September 1999 as the Director of the Company’s International Division. Mr. Blessing was named Vice President of Sales in February 2001,

assuming responsibility for the Company’s worldwide sales organization. Prior to joining the Company, Mr. Blessing was an Account Executive at Apple Computer from 1990 to 1999. Mr. Blessing holds a B.A. in history from the University of Washington.

         Cher L. Paige joined N2H2 as its Vice President – Marketing in October 2001. Prior to joining N2H2, Ms. Paige was Vice President of Sales, Marketing and Client Services at iTango Software, Inc. from 2000 to 2001. After co-founding Workflow Solutions in 1995, she sold the company to Captura Software, where she served as Technical Director of Strategic Services from 1998 to 2000.

         Betsy Hall joined N2H2 as its Vice President of US Sales in November of 2001. Prior to joining N2H2, Ms. Hall was Executive Vice President — Worldwide Sales for LizardTech, Inc. From 1996 through 2000, Ms. Hall held positions, including Vice President — Worldwide Sales, for WRQ, Inc.

         Officers serve at the discretion of the Board of Directors.

TRANSACTIONS WITH MANAGEMENT

CERTAIN TRANSACTIONS

         The Company believes that each of the transactions described below was carried out on terms that were no less favorable to it than those that would have been obtained from unaffiliated third parties. Any future transactions between N2H2 and any of its directors, officers or principal shareholders will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties and will be approved by a majority of the independent and disinterested members of the board of directors.

Employee Agreements

         The Company has entered into employment agreements with some of its executive officers. These agreements include provisions requiring severance payments if a change of control occurs.

         The Company is negotiating an employment agreement with Mr. Welt. The terms of such agreement have not been finalized.

Management Indebtedness

         The Company has entered into an agreement with Mr. Fink to withhold severance payments due under his employment contract in exchange for forgiveness of amounts owed to the Company by Mr. Fink. The Company recorded a charge to compensation expense of $374,000 in fiscal 2001 representing the portion of the loans forgiven. The remaining loan balance at September 30, 2001 of $294,000 is due under a revised promissory note, which bears interest at 6.875% per annum. The balance due at September 30, 2001 is almost entirely offset by the reserve for shareholder loans.

         During the quarter ended December 31, 2000, the Company entered into agreements with two former officers of the Company, Mr. Fink and Mr. Duncan, to accept certain shares of N2H2 common stock held by the officers in exchange for forgiveness of amounts due to the Company under notes receivable. As a result of these transactions, a total of 808,000 shares of common stock were repurchased by the Company at prices between $1.00 and $1.50 per share. The excess of the repurchase price over the market value at the date of purchase, or $343,000, was applied against the reserve for shareholder loans.

COMPENSATION OF EXECUTIVE OFFICERS IN THE
YEAR ENDED SEPTEMBER 30, 2001

Summary Compensation Table

         The following table sets forth certain information concerning compensation paid or accrued to the Company’s President and Chief Executive Officer, Chairman of the Board of Directors, the four most highly compensated executive officers of the Company and two additional individuals for whom disclosure would have been required but for the fact that the individual no longer served as an executive officer of the Company (the “Named Executive Officers”) for services rendered to the Company in all capacities during the fiscal year ended September 30, 2001:

				Long-Term
	Fiscal	{Annual Compensation		Compensation	All Other
Name and Principal Position	Year	Salary	Bonus	Option Grants	Compensation (9)

Peter H. Nickerson	2001	$216,697	$30,755	10,000	$360,157

Chairman of the Board of Directors, Former	2000	$234,375	$122,653	15,750	$11,874

President and Chief Executive Officer (1)	1999	$176,563	$50,341	250,000	$0

Howard Philip Welt (2)	2001	$0	$0	603,750	$0

President and Chief Executive Officer	2000	—	—	—	—

	1999	—	—	—	—

J. Paul Quinn (3)	2001	$130,389	$0	100,000	$0

Vice President – Chief Financial Officer	2000	—	—	—	—

	1999	—	—	—	—

Kevin E. Fink, Vice President (4)	2001	$151,667	$9,177	100,000	$20,192

Former Chief Technology Officer	2000	$156,250	$79,048	10,500	$424

	1999	$125,146	$40,851	150,183	$0

Farzeen Mohazzabfar (5)	2001	$157,083	$97,231	230,000	$4,660

Vice President – Product Development	2000	$131,337	$94,375	160,150	$0

	1999	—	—	—	—

Frank Fulton (6)	2001	$145,197	$0	79,029	$0

Vice President — Chief Operating Officer	2000	—	—	—	—

	1999	—	—	—	—

Craig Blessing (7)	2001	$119,375	$0	45,000	$0

Vice President — International Sales	2000	—	—	—	—

	1999	—	—	—	—

Richard P. Giacchetti (8)	2001	$189,822	$1,959	0	$186,167

Former Vice President — General Manager, Education Division	2000	$159,576	$32,173	162,600	$0

	1999	—	—	—	—

(1)	Mr. Nickerson served as President and Chief Executive Officer until May 2001.

(2)	Mr. Welt commenced employment with the Company as President and Chief Executive Officer on May 18, 2001. The Company is negotiating an employment agreement with Mr. Welt. The terms of such agreement have not been finalized.

(3)	Mr. Quinn commenced employment with the Company on November 20, 2000.

(4)	Mr. Fink ended his employment with the Company on June 15, 2001. The Company recorded a charge to compensation expense of $374,000 in fiscal 2001 representing the portion of the loans forgiven to Mr. Fink related to his severance agreement with the Company.

(5)	Pursuant to the Company’s Offer to Exchange Outstanding Options Granted to Eligible Employees dated October 30, 2001, Mr. Mohazzabfar tendered to the Company on November 29, 2001 options for 130,000 shares granted in fiscal 1999 and options for 30,150 shares granted in fiscal 2000. The program allowed employees to tender their unexercised stock options to the Company in return for a set number of new options to be granted on June 1, 2002 with an exercise price equal to the fair market value of the Company’s Common Stock on that date.

(6)	Mr. Fulton became Vice President and Chief Operating Officer of the Company on January 10, 2001. Pursuant to the Company’s Offer to Exchange Outstanding Options Granted to Eligible Employees dated October 30, 2001, Mr. Fulton tendered to the Company on November 29, 2001 options for 6,250 shares granted in fiscal 1999 and options for 60,200 shares granted in fiscal 2000. The program allowed employees to tender their unexercised stock options to the Company in return for a set number of new options to be granted on June 1, 2002 with an exercise price equal to the fair market value of the Company’s Common Stock on that date.

(7)	Mr. Blessing became Vice President of International Sales of the Company on March 8, 2001. Pursuant to the Company’s Offer to Exchange Outstanding Options Granted to Eligible Employees dated October 30, 2001, Mr. Blessing tendered to the Company on November 29, 2001 options for 12,500 shares granted in fiscal 1999 and options for 39,100 shares granted in fiscal 2000. The program allowed employees to tender their unexercised stock options to the Company in return for a set number of new options to be granted on June 1, 2002 with an exercise price equal to the fair market value of the Company’s Common Stock on that date.

(8)	Mr. Giacchetti ended employment with the Company on January 10, 2001

(9)	All Other Compensation for the 2001 fiscal year consists of premiums paid on excess term life insurance, severance payments and dependent medical payments.

Option Grants in the 2001 Fiscal Year

         The following table sets forth information concerning option grants during the 2001 fiscal year to the Named Executive Officers:

Individual Grants

					Potential Realizable
	Number of	Percent of			Value at Assumed Annual
	Securities	Total Options			Rates of Stock Price
	Underlying	Granted to	Exercise or		Appreciation for Option
	Options	Employees in	Base Price		Terms (8)
Name	Granted	Fiscal Year	Per Share	Expiration Date	5%	10%

Peter H. Nickerson (1)	10,000	0.37%	$0.5900	7/30/2011	$9,623	$15,319

Howard Philip Welt (2)	3,750	0.14%	$0.9219	1/17/2011	$5,643	$8,982

	600,000	22.47%	$0.3550	5/18/2011	$346,967	$552,483

J. Paul Quinn (3)	100,000	3.75%	$0.9063	11/20/2010	$147,639	$235,086

Kevin E. Fink (4)	100,000	3.75%	$0.4375	12/11/2010	$71,276	$113,492

A. Farzeen Mohazzabfar (5)	100,000	3.75%	$0.8594	10/302010	$139,999	$222,922

	130,000	4.87%	$0.4062	12/22/2010	$86,027	$136,981

Frank Fulton (6)	29,029	1.09%	$0.8594	10/30/2010	$40,649	$64,723

	50,000	1.87%	$0.4375	1/1/2011	$35,644	$56,754

Craig Blessing (7)	20,000	0.75%	$0.8594	10/30/2010	$28,010	$44,597

	25,000	0.94%	$1.0157	2/15/2011	$41,374	$65,877

Richard P. Giacchetti	0	—	—	—	—	—

(1)	Mr. Nickerson’s stock options vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(2)	Mr. Welt’s stock options vest 50,000 shares per month until all shares vest. Upon certain changes in control of the Company, Mr. Welt is granted an additional 100,000 shares at the then market price, which immediately vest. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(3)	Mr. Quinn’s stock options vest 25% per year from the date of grant and expire 10 years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(4)	Mr. Fink’s stock options vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for these stock options equals the fair market value of the Common Stock on the date of grant.

(5)	Mr. Mohazzabfar’s stock options vest 50% per year for two years from the date of grant and expire ten years from the date of grant. Vesting is accelerated upon certain changes in control of the Company. The exercise price for all stock options granted to Mr. Mohazzabfar equals the fair market value of the Common Stock on the date of grant.

(6)	Mr. Fulton’s stock options vest as follows: the first grant of 29,029 at 50% per year over two years from the date of grant, and the second grant of 50,000 at 25% per year over four years. Both grants expire ten years from the date of grant. The exercise price for all stock options granted to Mr. Fulton equals the fair market value of the Common Stock on the date of grant.

(7)	Mr. Blessing’s stock options vest as follows: the first grant of 20,000 at 50% per year over two years from the date of grant and the second grant of 25,000 at 25% per year over four years. Both grants expire ten years from the date of grant. The exercise price for all stock options granted to Mr. Blessing equals the fair market value of the Common Stock on the date of grant.

(8)	These assumed rates of appreciation are provided in order to comply with requirements of the Commission, and do not represent the Company’s expectation as to the actual rate of appreciation of the Common Stock. The actual value of the options will depend on the performance of the Common Stock, and may be greater or less than the amounts shown.

Aggregated Option Exercises in Fiscal Year Ended September 30, 2001 and Fiscal
Year End Option Values

         The following table contains information concerning the options exercised by the Named Executive Officers in the fiscal year ended September 30, 2001, and the year end number and value of unexercised options with respect to each of the Named Executive Officers.

			{Number of Securities Underlying}		Value of Unexercised
			Unexercised Options at		In-The-Money Options at
			Fiscal Year End		Fiscal Year End (a)
Shares Acquired

Name	On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter H. Nickerson	0	$0	257,875	17,875	0	0

Howard Philip Welt	0	$0	203,749	400,001	$1,270	$89

J. Paul Quinn	0	$0	0	100,000	0	0

Kevin E. Fink	0	$0	0	100,000	0	0

Farzeen Mohazzabfar	0	$0	42,575	347,575	0	0

Frank Fulton	0	$0	39,967	114,829	0	0

Craig Blessing	0	$0	31,764	97,186	0	0

Richard Giacchetti	0	$0	0	0	0	0

(a)	Dollar value is based on the market value of the Company’s Common Stock on the date of exercise or at September 30, 2001, as the case may be, minus the exercise price.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is responsible for establishing and administering the Company’s policies that govern compensation and benefit practices for the Company’s employees. The Committee also evaluates the performance of the executive officers for purposes of determining their base salaries, cash-based and equity-based incentives and related benefits. The Compensation Committee is comprised of two non-employee directors. The current members of the Compensation Committee are Mark A. Segale and Michael Lennon. The Compensation Committee held one meeting with the Board of Directors during fiscal 2001.

Compensation Goals

         N2H2’s philosophy regarding executive compensation is to attract and retain highly qualified people by paying competitive salaries, and to link the financial interests of N2H2’s senior management to those of the Company’s shareholders by also tying compensation to the achievement of operational and financial objectives. The Company’s compensation package for its officers includes both short-term and long-term features in the form of base salary and equity-based incentives in the form of stock options which are granted periodically at the discretion of the Committee.

Base Salaries

         Base salaries for all executive officers are reviewed annually. The Committee reviews the compensation of the President and Chief Executive Officer. The President and Chief Executive Officer reviews the compensation of the other executive officers. The Compensation Committee also consults with the President and Chief Executive Officer with respect to the compensation package for all other executive officers. In evaluating salaries, each officer’s individual performance during the prior year, as well as salary levels in the high–tech industry for comparable positions, are considered. In determining how the respective officer contributes to the Company, current corporate performance, as well as the potential for future performance gains, are considered. No specific weight is attributed to the foregoing for purposes of determining base salaries.

         A. Farzeen Mohazzabfar has terms in his employment contract increasing his base salary on October 1 of each year by 10% if the Company achieves a 100% increase in revenues for the preceding year.

Equity-Based Incentives

         The Company provides its executive officers, with long-term incentives through its 1997 Stock Option Plan, 1999 Stock Option Plan, and 2000 Stock Option Plan. The primary objective of these plans is to provide an incentive for employees to make decisions and take actions that maximize long-term shareholder value. The plans are designed to promote this long-term focus by using discretionary grants and long-term vesting periods. Subject to the terms of the plans, the Committee determines the terms and conditions of options granted under the plans, including the exercise price. For various motivation and retention considerations, option awards granted subsequent to the Company’s initial public offering in July 1999 vest from two to four years in either quarterly or equal annual installments beginning one year from date of grant. The Committee believes that stock options provide an incentive for employees, allowing the Company to attract and retain high quality management and staff.

Compensation of the President and Chief Executive Officer

         In assembling the President and Chief Executive Officer’s compensation package, the Committee considers the annual and long-term performance of the Company, the performance of the President and Chief Executive Officer, and the cash resources and needs of the Company. Although the Committee’s overall goal is to set the President and Chief Executive Officer’s salary at the median base for competitors that are similar in industry size and performance, the actual level approved by the Committee may be higher or lower based upon the Committee’s subjective evaluation of the foregoing. Consistent with the foregoing, the Compensation Committee set the compensation of the President and Chief Executive Officer using stock options only. The President and Chief Executive Officer was granted stock options to purchase 603,750 shares of the Company’s Common Stock during fiscal 2001.

COMPENSATION COMMITTEE

Mark A. Segale

Michael Lennon

REPORT OF THE AUDIT COMMITTEE

         The Board of Directors has a standing Audit Committee, which provides the opportunity for direct contact between the Company’s independent accountants and the Board. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee has responsibility for recommending the appointment of the Company’s independent accountants, supervising the finance function of the Company (which will include, among other matters, the Company’s investment activities), reviewing the Company’s internal accounting control policies and procedures, and providing the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention. The Audit Committee held four meetings during fiscal 2001. The current members of the Audit Committee are Mark A. Segale, Richard R. Rowe, and Alan J. Higginson, who was appointed on July 23, 2001. Each member of the Audit Committee is an “independent director,” as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc.

         The Audit Committee of the Board of Directors for fiscal 2001 has reviewed and discussed the Company’s audited financial statements for fiscal 2001 with the Company’s management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and has discussed with PricewaterhouseCoopers LLP its independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2001.

AUDIT COMMITTEE

Mark A. Segale

Richard R. Rowe

Alan J. Higginson

February 4, 2002

STOCK PRICE PERFORMANCE

         The following graph compares for the period between the Company’s initial public offering in July 1999 and its fiscal year end on September 30, 2001 the cumulative total return of Company Common Stock, Nasdaq Stock Market — U.S. Index and Nasdaq Non Financial Index. The cumulative total return of Company Common Stock assumes $100 invested on July 29, 1999 in N2H2, Inc. Common Stock.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

         Two Class II directors will be elected at the Annual Meeting of Shareholders, each to hold office until the 2005 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

         The Board of Directors has nominated Mark A. Segale and Howard Philip Welt for election as Class II members of the Board of Directors, to serve until the 2005 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

         Unless otherwise directed, the persons named in the proxy intend to vote all proxies for the election of Mr. Segale and Mr. Welt to their respective positions on the Board of Directors. The nominees have consented to serve as directors of the Company if elected. If, at the time of the Annual Meeting either Mr. Segale or Mr. Welt is unable or declines to serve as a director, the discretionary authority provided in the enclosed Proxy will be exercised to vote for a substitute candidate designated by the Board of Directors. The Board of Directors has no reason to believe that either of the nominees will be unable or will decline to serve as a director.

         The Board unanimously recommends that you vote FOR the election of Mark A. Segale and Howard Philip Welt as Class II members of the Board of Directors of the Company.

         Information on the Directors and Director nominees follows:

	Director	Principal Occupation and Business
Name (Age)	Since	Experience for the Past Five Years

Mark A. Segale (41)	1998	Mr. Segale has served as a Director of N2H2 since December 1998. Mr. Segale is a Class II member of the Board of Directors and, if elected, will hold office until the 2005 Annual Meeting of Shareholders and until his successor has been elected and qualified. Mr. Segale has served as Vice President of MAS Resources, Inc., since 1984 and as President of Seattle Tractor Parts and Equipment, Inc. from 1979 to the present. Mr. Segale has a B.A. in business administration from Seattle University.

Howard Philip Welt (46)	2001	Mr. Welt has served as a director of N2H2 since January 2001, and as President and Chief Executive Officer since May 2001. Mr. Welt is a Class II member of the Board of Directors and, if elected, will hold office until the 2005

	Director	Principal Occupation and Business
Name (Age)	Since	Experience for the Past Five Years

		Annual Meeting of Shareholders and until his successor has been elected and qualified. Mr. Welt presently serves as the Treasurer at Happy Medium Pre & Elementary School and a tutor at Nathan Hale High School in Seattle, Washington. From 1998 to 2000, Mr. Welt was the Project Lead for the Rogers and Sacagawea Elementary Schools in Seattle Washington, acting as the liaison between the Social Venture Partners foundation and the two public schools for a four year grant to train staff in math education techniques. Prior to that, Mr. Welt serves as a tutor at Ballard High School in Seattle, Washington. From 1995 to 1996, Mr. Welt served as Director of Worldwide Sales for Softimage, a subsidiary of Microsoft Corporation. Mr. Welt has a M.B.A from Stanford Graduate School of Business and a B.A. from Yale University.

Alan J. Higginson (54)	2001	Mr. Higginson has served as a director of N2H2 since July of 2001. Mr. Higginson is a Class III member of the Board of Directors and will hold office until the 2003 Annual Meeting of the Shareholders and until his successor has been elected and qualified. Mr. Higginson is an entrepreneur and private investor who is on the boards of directors of several local companies, including F5 Networks since 1996, (FFIV), Ocentrix since 1998, Qpoint since 2000, @Campus since 1999, and RevX.net. He also serves on the advisory boards of two Venture Capital firms. Prior to his work with Internet startup companies, Mr. Higginson spent five years at Sierra On-Line as Executive Vice President of Worldwide Sales and Marketing. Mr. Higginson holds a B.S.C. and MBA from the University of Santa Clara.

Hollis R. Hill (51)	1997	Ms. Hill has served as a director of N2H2 since October 1997. Ms. Hill is a Class I member of the Board of Directors and will hold office until

	Director	Principal Occupation and Business
Name (Age)	Since	Experience for the Past Five Years

		the 2004 Annual Meeting of the Shareholders and until her successor has been elected and qualified. Ms. Hill, an attorney, was of counsel with the firm of Frank & Rosen from 1992 to 1997 and is presently self-employed as a trial advocacy teacher for the National Institute of Trial Advocacy. Ms. Hill is also an adjunct faculty member at the University of Washington School of Law. Ms. Hill has a J.D. from the Northwestern University School of Law in Chicago and a B.A. in independent studies from Vassar College. Ms. Hill is married to Mr. Nickerson.

Michael T. Lennon (39)	2001	Mr. Lennon has served as a director of N2H2 since September 2001. Mr. Lennon is a Class I member of the Board of Directors and will hold office until the 2004 Annual Meeting of Shareholders and until his successor has been elected and qualified. He has served since 2000, as co-founder, managing director and member of Lennon Smith Advisors LLC, a Seattle, Washington based investment banking firm. Prior to that he was Managing Director of Emerge Corporation since 1999. From 1995 to 1999 Mr. Lennon was a principal with Olympic Capital Partners.

Peter H. Nickerson (49)	1995	Mr. Nickerson serves as Chairman of the Board. Mr. Nickerson is a Class III member of the Board of Directors and will hold office until the 2003 Annual Meeting of Shareholders and until his successor has been elected and qualified. Since 1986, Mr. Nickerson has been a principal of Nickerson & Associates, an econometric and data management consulting company. He has a Ph.D. in Economics from the University of Washington and prior to forming N2H2 in 1995 he was a professor of economics in the Albers School of Business at Seattle University. Mr. Nickerson is married to Ms. Hill.

	Director	Principal Occupation and Business
Name (Age)	Since	Experience for the Past Five Years

Richard R. Rowe (68)	1999	Dr. Rowe has served as a Director of N2H2 since July 1999. Dr. Rowe is a Class I member of the Board of Directors and will hold office until the 2004 Annual Meeting of the Shareholders and until his successor has been elected and qualified. Dr. Rowe is the founder of RoweCom (Nasdaq “ROWE”), which provides internet-based magazine, newspaper, journal and other printed material purchasing and managing solutions. Dr. Rowe has served as RoweCom’s Chairman of the Board, President and Chief Executive Officer since 1994. Prior to founding RoweCom, he was the President and Chief Executive Officer of the Faxon Company from 1980 to 1993, a leading library subscription agency. Prior to joining Faxon, Dr. Rowe was an Associate Dean of the Harvard Graduate School of Education, Director of Harvard’s interfaculty Doctoral Program in Clinical Psychology and Public Practice, and Director of the Cambridge office of the American Institutes for Research. Dr. Rowe serves on the Board of Directors of RoweCom, Inc., the MIT Press, the Massachusetts Business Alliance for Education and Educators for Social Responsibility. He also served for five years as a member of the Massachusetts State Board of Education where he chaired the Education Reform task force. Dr. Rowe has a Ph.D. in clinical psychology from Columbia University.

Information on Committees of the Board of Directors and Meetings

         The Board of Directors maintains an Audit Committee, a Compensation Committee and a Nominating Committee. These committees do not have formal meeting schedules, but are required to meet at least once each year. During the 2001 fiscal year, there were nine meetings of the Board of Directors, four meetings of the Audit Committee, one meeting of the Compensation Committee with the Board as a whole, and one meeting of the Nominating Committee with the Board as a whole. Each director, once elected, attended at least seventy-five percent (75%) of those meetings.

         Current members of the Audit Committee are Dr. Rowe, Mr. Segale, and Mr. Higginson. The Audit Committee is responsible for recommending the Company’s independent auditors and reviewing the scope, costs and results of the audit engagement.

         Current members of the Compensation Committee are Mr. Lennon and Mr. Segale. The Compensation Committee is responsible for determining the overall compensation levels of the Company’s executive officers and administering the Company’s stock option plans.

         Current members of the Nominating Committee are Mr. Nickerson, Ms. Hill, Mr. Segale, and Dr. Rowe. The Nominating Committee is primarily responsible for recommending director nominees to the Company’s Board of Directors. The Nominating Committee will consider recommendations by Shareholders for vacancies on the Board, which recommendations may be submitted to the Company’s Secretary.

Director Compensation

         The Company currently pays $1,000 per Board meeting attended in person, $500 per Board meeting attended telephonically, $500 per committee meeting attended in person and $250 for committee meeting attended telephonically to each director who is not an officer or employee of the Company. All directors who are not officers or employees of the Company are entitled to reimbursement for reasonable expenses incurred in traveling to and from Board and committee meetings. Pursuant to the 1999 Nonemployee Director Stock Option Plan, directors who are not officers of the Company have been eligible to receive annual option grants to purchase 3,750 shares of Common Stock at the fair market value of the Common Stock on the date of the grant. During fiscal year 2001, the Board authorized option grants to purchase 20,000 shares of Common Stock at the fair market value of the Common Stock on the date of grant for new non-employee Board members as their first year grant. In addition, the Board increased the number of shares of Common Stock underlying option grants to be received annually by non-employee Board members (after the Board member’s initial year) to 10,000 at the fair market value of the Common Stock on the date of the grant.

PROPOSAL NO. 2
AMENDMENT TO THE 1999 NONEMPLOYEE DIRECTOR
STOCK OPTION PLAN

General

         In May 1999, the Board of Directors adopted the 1999 Non-Employee Director Stock Option Plan (the “Plan”), which was approved by the shareholders in June 1999. A total of 87,500 shares of common stock, as adjusted, were initially reserved for issuance under the Plan. As of September 30, 2001, there were no shares remaining available for grant under the Plan. The Plan is intended to promote the long-term success of N2H2 by creating a long-term mutuality of interest between the non-employee directors and N2H2 shareholders, to provide an additional inducement for such directors to remain with N2H2, and to provide a means through which N2H2 may attract able persons to serve as directors of N2H2.

Proposed Amendment to the Plan

         To ensure that sufficient shares are available for grants under the Plan, the Board of Directors, subject to the approval of the shareholders at the annual meeting, has amended the Plan to increase the number of shares reserved under the Plan to a total of 487,500 shares. The Board of Directors believes that it is in the best interest of N2H2 to amend the Plan as set forth above.

         The Board of Directors, also has amended the Plan to increase the number of non-statutory stock options granted to each non-employee director from 3,750 to 20,000 upon becoming a director of N2H2 and to increase the annual option grant to non-employee directors from 3,750 to 10,000.

Required Vote

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders will be required to approve the amendment to the Plan.

Summary of the Plan

         The following is a description of the material provisions of the Plan. This description is qualified in its entirety by reference to the Plan itself, a copy of which has been filed with the Securities and Exchange Commission as an Appendix to this Proxy Statement.

         PURPOSE. The purpose of the Plan is to promote the long-term success of N2H2 by creating a long-term mutuality of interest between the non-employee directors and shareholders of N2H2, to provide an additional inducement for such directors to remain with N2H2, and to provide a means through which N2H2 may attract able persons to serve as directors of N2H2.

         ADMINISTRATION. The Plan is administered by the compensation committee of the board of directors. The compensation committee has the full and exclusive power to interpret the Plan and to establish the rules for its operation. Notwithstanding, the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as provided under the Plan and the compensation committee has no discretion as to such matters.

         TYPES OF AWARDS. The Plan permits us to grant non-statutory stock options, which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986.

         ELIGIBILITY TO RECEIVE STOCK OPTIONS. The Plan permits us to grant non-statutory stock options to each person upon becoming a member of the N2H2 Board of Directors who is not then an employee of N2H2 or any of its subsidiaries and is not then an independent consultant to N2H2.

         SHARES RESERVED. A total of 87,500 shares are currently reserved under the Plan. The Board of Directors, subject to the approval of the shareholders at the annual meeting, has amended the Plan to increase the number of shares reserved under the Plan to a total of 487,500 shares.

         STOCK OPTIONS. Upon becoming a member of the Board, each member of the Board of Directors who is not an employee or consultant of N2H2 shall be granted, automatically and without further action by the Board or the Committee, a non-statutory stock option to purchase 20,000 shares of the common stock of N2H2. In addition, on July 30 of each year, each member of the Board of Directors who has been a Board member for one year prior to July 30 and is not an employee or consultant of N2H2 shall be granted, automatically and without further action by the Board or the Committee, a nonstatutory stock option to purchase 10,000 shares of the common stock of N2H2.

         The exercise price is 100% of the fair market value of the shares of N2H2 common stock covered by the stock option on the date of grant. For purposes of the Plan, fair market value means the mean between the highest and lowest sales prices per share of the N2H2 common stock as reported by the Nasdaq National Market on the date of grant. On January 18, 2002, the mean between the highest and lowest sales price of a share of common stock was $0.415.

         Options granted under the Plan generally will expire on the earliest of:

•	ten years from the date of grant;

•	three months after the director ceases to be a director of N2H2 for any reason other than death; and

•	three year after the director’s death.

         TRANSFERABILITY. Options granted under the Plan are not assignable or otherwise transferable by the director other than by will or the laws of descent and distribution and, during the director’s lifetime, may be exercised only by the director or the director’s guardian or legal representative.

         AMENDMENT AND TERMINATION. The Plan may be modified, amended, or terminated by the board of directors at any time, except that an amendment or modification may not affect previously granted stock options without the written consent of the holder of the stock option and provided that no amendment shall (i) be made without shareholder approval if shareholder approval is required under any applicable law or regulation, (ii) amend more than once every six months the provisions of the Plan relating to the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, and the periods during which any stock options may be exercised.

         FEDERAL INCOME TAX CONSEQUENCES. No income will be recognized by an optionee upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price. Upon a later sale of those shares, the optionee will have capital gain or loss equal to the difference between the amount realized on such sale and the tax basis of the shares sold. Furthermore, this capital gain or loss will be long-term capital gain or loss if the shares are held for more than one year before they are sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the exercise price), and the shares’ holding period will begin on the day after the exercise date.

         If the optionee uses already-owned shares to pay the exercise price of a nonqualified stock option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee’s tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

         The foregoing is only a summary of the effect of federal income taxation to a person granted an option under the Plan, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country.

         The Board recommends a vote FOR the amendment to the 1999 Nonemployee Director Stock Option Plan.

PROPOSAL NO. 3

AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

General

         In November 1999, the Board of Directors adopted the Employee Stock Purchase Plan (“ESPP”), which was approved by the shareholders in March 2000. A total of 750,000 shares of common stock were initially reserved for issuance under the ESPP. As of January 18, 2001, 694,825 shares remained available for sale under the ESPP. The ESPP is intended to allow eligible employees of the Company to increase their proprietary interest in the success of the Company by purchasing shares on favorable terms, which the Board of Directors believes is to the mutual benefit of the employees and the Company.

Proposed Amendment to the ESPP

         To ensure that sufficient shares are available for purchase under the ESPP during future offering periods currently scheduled under the ESPP, the Board of Directors, subject to the approval of the shareholders at the annual meeting, has amended the ESPP to increase the number of shares reserved under the ESPP to a total of 1,750,000 shares. The Board of Directors, also has amended the provisions of the ESPP to increase the limit in the number of shares each participant has the right to purchase from 1,000 shares to 10,000 under each offering period. The Board of Directors believes that it is in the best interest of the Company to amend the ESPP as set forth above.

Required Vote

         The affirmative vote of a majority of the votes cast at the annual meeting will be required to approve the amendment to the ESPP.

Summary of the ESPP

         The following is a description of the material provisions of the ESPP. This description is qualified in its entirety by reference to the ESPP itself, a copy of which has been filed with the Securities and Exchange Commission as an Appendix to this Proxy Statement. The ESPP is intended to qualify under Section 423 of the Internal Revenue Code.

         The ESPP consists of consecutive six month offerings, until the date when all the shares of Common Stock authorized to be delivered upon exercise of options granted under the ESPP have been delivered. Offering periods under the ESPP commences on each April 1 and October 1.

         With certain exceptions, all full-time employees who have been employed by the Company or one of its participating subsidiaries for at least six months, and all part-time employees who have been employed by the Company or one of its participating subsidiaries for at least six months, and who ordinarily work more than 20 hours per week and more than five months per year, will be eligible to participate in the ESPP. As of January 18, 2002, 91 employees would be eligible to participate.

         The price at which the employee may purchase the Common Stock is 85% of the closing price for the Common Stock as reported by the Nasdaq National Market on the day the offering commences or on the day the offering terminates, whichever is lower. An employee may elect to have up to 10% of his or her compensation withheld for the purpose of purchasing stock under the ESPP. On the date an offering commences, each participating employee is deemed to be granted an option to purchase up to the lesser of (i) 10,000 shares or (ii) that number of shares determined by dividing 10% of the employee’s annualized compensation by the lesser of 85% of the fair market value of the Common Stock on the date the offering commences, or on the date the offering terminates and dividing the quotient by two.

         Unless the participant elects to withdraw from the offering, each participant who continues to be employed by the Company on the date the offering terminates is deemed to have exercised the option and purchased on such date the number of shares (subject to the maximum number covered by his or her option) as may be purchased with the amount of his or her payroll deductions at the offering price. If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro rata basis to subscribing employees.

         The Board of Directors of the Company may at any time terminate, suspend or amend the ESPP. Except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock to be issued under the Stock Purchase Plan shall be subject to approval by a vote of the shareholders.

         The ESPP is administered by the Compensation Committee, which is authorized to make rules and regulations for the administration and interpretation of the ESPP.

         FEDERAL INCOME TAX CONSEQUENCES. The Stock Purchase Plan is intended to be an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the ESPP until he or she sells the shares. At the time of sale, the employee is required to pay federal income tax on the difference, if any, between the price at which he or she sold the shares and the price he or she paid for them.

         If the employee has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, he or she will be taxed as follows: If the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the ESPP, the employee will have a long-term capital loss equal to the price paid over the sale price. If the sale price is higher than the price paid under the ESPP, the employee to recognize ordinary income in an amount equal to the lesser of (i) the market price of the shares on the date the offering commenced over the price paid or (ii) the excess of the sale price over the price paid. Any additional gain would be recognized as long-term capital gain income.

         If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, the employee will recognize ordinary income on the amount of the difference between the purchase price and the fair market value of the shares on the date of purchase, and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase. The Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the ESPP.

         The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to the purchase of shares under the ESPP, is not intended to be complete, and does not discuss the income tax laws of any municipality, state or foreign country.

         PARTICIPATION IN THE ESPP. Participation in the ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable.

         The following table sets forth certain information regarding shares purchased under the ESPP during the last fiscal year and the net value of the options to each of the Named Executive Officers, all current executive officers as a group and all other employees who participated in the ESPP as a group:

	Number of Shares
Name of Individual	Purchased	Dollar Amount (1)

Peter H. Nickerson	0	$0

Chairman, Former President, Chief Executive Officer

Howard Philip Welt	0	$0

President, Chief Executive Officer

J. Paul Quinn	1,000	$306

Vice President – Chief Financial Officer

Kevin E. Fink	0	$0

Vice President – Chief Technology Officer

Farzeen Mohazzabfar	0	$0

Vice President – Product Development

Frank Fulton	0	$0

Vice President – Chief Operating Officer

Craig Blessing	0	$0

Vice President – International Sales

Richard P. Giacchetti	0	$0

Vice President – General Manager, Education Division

All current executive officers as a group	1,000	$306

All other employees as a group	17,722	$5,892

(1)	Market value of shares on date of purchase, minus the purchase price under the ESPP.

The Board recommends a vote FOR the amendments to the ESPP.

PROPOSAL NO. 4: RATIFICATION OF
APPOINTMENT OF AUDITORS

         The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as auditors of the Company for the fiscal year ending September 30, 2002. PricewaterhouseCoopers has audited the accounts of the Company since fiscal year 1996. Representatives of PricewaterhouseCoopers are expected to attend the meeting and will have the opportunity to make a statement and to respond to appropriate questions from Shareholders. In the event Shareholders do not ratify the appointment by a majority of the votes cast, represented in person or by proxy, the selection of auditors will be reconsidered by the Board of Directors.

         The Board of Directors recommends a vote FOR ratification of PricewaterhouseCoopers as auditors for the Company.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

         Based solely on a review of copies of reports made pursuant to Section 16(a) of the Exchange Act and the related regulations, the Company believes that during fiscal year 2001 all filing requirements applicable to its directors, executive directors and 10 percent shareholders were satisfied, except that one report was filed late by Howard Philip Welt and Craig Blessing.

FUTURE SHAREHOLDER NOMINATIONS AND PROPOSALS

         The election of Directors and other proper business may be transacted at an annual meeting of shareholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (i) brought by or at the direction of the President or the Board of Directors, (ii) brought before the meeting by a shareholder pursuant to written notice thereof, in accordance with Subsection 2.4(c) of the Company’s bylaws, and received by the Secretary not fewer than 90 nor more than 120 days prior to the anniversary date of the prior year’s annual meeting. Any such shareholder notice shall set forth (A) the name and address of the shareholder proposing such business; (B) a representation that the shareholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the shareholder; (C) a representation that the shareholder intends to appear in person or by proxy at the meeting to propose such business; and (D) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the shareholder in such business. No business shall be conducted at any annual meeting of shareholders except in accordance with these requirements. If the facts warrant, the Board of Directors may determine and declare (x) that a proposal does not constitute proper business to be transacted at the meeting or (y) that business was not properly brought before the meeting in accordance these requirements and, if, in either case, it is so determined, any such business shall not be transacted.

         To be included in the Company’s proxy materials mailed to the Company’s Shareholders pursuant to Rule 14a-8 of the Exchange Act, Shareholder proposals to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its executive offices at 900 Fourth Avenue, Suite 3600, Seattle, Washington 98164, to the attention of the Secretary, on or before October 8, 2002.

OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. If any other business requiring a vote of the Shareholders should come before the Annual Meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

By Order of the Board of Directors,

/S/ J. Paul Quinn J. Paul Quinn

Vice President — Chief Financial Officer

Secretary and Treasurer

Seattle, Washington
February 4, 2002

N2H2, INC.
EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN

     The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code.

SECTION 2. ADMINISTRATION OF THE PLAN.

     (a)  Committee Composition. The Plan shall be administered by the Committee.

     (b)  Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

     (a)  Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. The Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

     (b)  Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by executing the enrollment form prescribed for this purpose by the Committee. The enrollment form shall be filed with the Company at the prescribed location not later than three (3) days prior to the commencement of such Offering Period.

     (c)  Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee, withdraws from the Plan under Section 5(a) or reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 4(d) or 8(b). A Participant who discontinued employee contributions under Section 4(d) or withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

SECTION 4. EMPLOYEE CONTRIBUTIONS.

     (a)  Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur on each payday during participation in the Plan.

     (b)  Amount of Payroll Deductions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld for the

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purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than ten percent (10%).

     (c)  Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. The new withholding rate shall be effective as soon as reasonably practicable after such form has been received by the Company.

     (d)  Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so by filing a new enrollment form with the Company at the prescribed location at any time. Payroll withholding shall cease as soon as reasonably practicable after such form has been received by the Company. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by filing a new enrollment form with the Company at the prescribed location. Payroll withholding shall resume as soon as reasonably practicable after such form has been received by the Company.

     (e)  Limit on Number of Elections. No Participant shall make more than four (4) elections under Subsection (c) or (d) above during any Offering Period.

SECTION 5. WITHDRAWAL FROM THE PLAN.

     (a)  Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company at the prescribed location at any time before the last day of an Offering Period. As soon as reasonably practicable thereafter, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

     (b)  Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(c). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

     (a)  Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

     (b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

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     (c)  Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose on the prescribed form or, if none, to the Participant’s estate. Such form shall be valid only if it was filed with the Company at the prescribed location before the Participant’s death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

     (a)  Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

     (b)  Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the last trading day in such Offering Period; or

(ii) 85% of the Fair Market Value of such share on the last trading day before the commencement of such Offering Period.

     (c)  Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than ten thousand (10,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

     (d)  Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

     (e)  Issuance of Stock. Certificates representing the shares of Stock purchased by a Participant under the Plan shall be issued to him or her as soon as reasonably practicable after the close of the applicable Offering Period, except that the Committee may determine that such shares shall be held for each Participant’s benefit by a broker designated by the Committee (unless the Participant has elected that certificates be issued to him or her). Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property.

     (f)  Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account

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to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

     (g)  Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

     (a)  Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase ten thousand (10,000) shares of Stock under this Plan with respect to each Offering Period.

     (b)  Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

     For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

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SECTION 9. RIGHTS NOT TRANSFERABLE.

     The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

SECTION 10. NO RIGHTS AS AN EMPLOYEE.

     Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

     A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

     Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

     (a)  Authorized Shares. The aggregate number of shares of Stock available for purchase under the Plan shall be on million seven hundred fifty thousand (1,750,000) subject to adjustment pursuant to this Section 13.

     (b)  Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the ten thousand (10,000) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s shareholders or a similar event.

     (c)  Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation

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or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

     The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation.

SECTION 15. DEFINITIONS.

     (a)  "Board” means the Board of Directors of the Company, as constituted from time to time.

     (b)  "Code” means the Internal Revenue Code of 1986, as amended.

     (c)  "Committee” means the Compensation Committee of the Board.

     (d)  "Company” means N2H2, Inc., a Washington corporation.

     (e)  "Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

     (f)  "Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

     (g)  "Eligible Employee” means any employee of a Participating Company whose customary employment is for more than five months per calendar year and for more than 20 hours per week.

     The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

     (h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

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     (i)  “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

(ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

     (j)  "Offering Period” means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

     (k)  "Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

     (l)  "Participating Company” means (i) the Company and (ii) each present or future Subsidiary designated by the Committee as a Participating Company.

     (m)  "Plan” means this N2H2, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

     (n)  "Plan Account” means the account established for each Participant pursuant to Section 7(a).

     (o)  "Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

     (p)  "Stock” means the Common Stock of the Company, no par value per share.

     (q)  "Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

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N2H2, INC.

1999 NONEMPLOYEE DIRECTOR
STOCK OPTION PLAN

     1. Purpose of the Plan. The purposes of this 1999 Nonemployee Director Stock Option Plan (the “Plan”) are to promote the long-term success of N2H2, Inc. (the “Company”) by creating a long-term mutuality of interests between the Nonemployee directors and shareholders of the Company, to provide an additional inducement for such directors to remain with the Company, and to provide a means through which the Company may attract able persons to serve as directors of the Company.

     2. Administration.

          a. The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members of the Committee, shall be the acts of the Committee.

          b. The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan, shall be subject to the determination of the Committee, which shall be final and binding.

          c. Notwithstanding the above, the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee shall have no discretion as to such matter.

     3. Shares Available Under the Plan. The aggregate number of shares which may be issued and as to which grants of stock options may be made under the Plan is 487,500 shares of the common stock of the Company (without taking into effect any split of such shares), having no par value (the “Common Stock”), subject to adjustment and substitution as set forth in Section 6. If any stock option granted under the Plan is canceled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject to such option shall again be available for purposes of the Plan.

     4. Grant of Stock Options. Each person upon becoming a member of the Board who is not then an employee of the Company or any of its subsidiaries and is not then an independent consultant (other than in his or her capacity as a member of the Board) to the Company or any of its subsidiaries (collectively a “Nonemployee Director”) shall be granted, automatically and without further action by the Board or the Committee, a “nonstatutory stock option” (i.e., a stock option which does not qualify under Section 422 or 423 of the Internal Revenue Code of 1986 (the “Code”)) to purchase 20,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 6. In addition, on July 30th of each year, each Nonemployee Director “) shall be granted, automatically and without further action by the Board or the Committee, a nonstatutory stock option to purchase 10,000 shares of Common Stock, subject to adjustment and substitution as set forth in Section 6. If the number of shares then remaining available for the grant of stock options under the Plan at any time is not sufficient for each Nonemployee Director then eligible to be granted an option for 10,000 shares (or the number of adjusted or substituted shares pursuant to Section 6), then each such Nonemployee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Nonemployee Directors then eligible for grant of an option in accordance with this Section 4, disregarding any fractions of a share.

     5. Terms and Conditions of Stock Options. Stock options granted under the Plan shall be subject to the following terms and conditions:

          a. The purchase price at which each stock option may be exercised (the “Option Price”) shall be one hundred percent (100%) of the fair market value of the shares of Common Stock covered by the stock option on the date of grant, determined as provided in Section 5.g.

          b. The Option Price shall be paid in full upon exercise, in cash in United States dollars (including check, bank draft or money order); provided, however, that in lieu of such cash the person exercising the stock option may pay the Option Price in whole or in part by delivering to the Company shares of the Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5.g, equal to the Option Price for the shares being purchased; except that (i) any portion of the Option Price representing a fraction of a share shall in any event be paid in cash, and (ii) no shares of the Common Stock which have been held for less than six months may be delivered in payment of the Option Price of a stock option. Delivery of shares may also be accomplished through the effective transfer to the Company of shares held by a broker or other agent. The Company will also cooperate with any person exercising a stock option who participates in a cashless exercise program of a broker or other agent under which all or part of the shares received upon exercise of the stock option are sold through the broker or other agent or under which the broker or other agent make a loan to such person. Notwithstanding the foregoing, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued by the Company upon exercise of the stock option until the Company has received payment of the Option Price in full. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise, the person exercising the stock option shall be considered for all purposes to be the owner of the shares of Common Stock with respect to which the stock option has been exercised. Payment of the Option Price with shares shall not increase the number of shares of the Common Stock which may be issued under the Plan as provided in Section 3.

          c. No stock option shall be exercisable during the first six months of its term except in case of death as provided in Section 5.e. Subject to the preceding sentence and subject to Section 5.e, which provides for earlier termination of a stock option under certain circumstances, each stock option shall be exercisable for ten years from the date of grant and not thereafter. A stock option to the extent exercisable at any time may be exercised in whole or in part.

          d. No stock option shall be transferable by the grantee otherwise than by will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All stock options shall be exercisable during the lifetime of the grantee only by the grantee or the grantee’s guardian or legal representative.

          e. If a grantee ceases to be a director of the Company for any reason, any outstanding stock options held by the grantee shall be exercisable according to the following provisions:

(i) If a grantee ceases to be a director of the Company for any reason other than death, any outstanding stock option held by such grantee shall be exercisable by the grantee (but only if exercisable by the grantee immediately prior to ceasing to be director) at any time prior to the expiration date of such stock option or within three months after the date the grantee ceases to be a director, whichever is the shorter period; and

(ii) Following the death of a grantee during his or service as a director of the Company, any outstanding stock option held by the grantee at the time of death (whether or not exercisable by the grantee immediately prior to death) shall be exercisable by the person entitled to do so under the will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee at any time prior to the expiration date of such stock option or within three years after the date of death of the grantee, whichever is the shorter period.

     A stock option held by a grantee who has ceased to be a director of the Company shall terminate upon the expiration of the applicable exercise period, if any, specified in this Section 5.e.

          f. All stock options shall be confirmed by an agreement, or an amendment thereto, which shall be executed on behalf of the Company by the Chief Executive Officer (if other than the President), the President or any Vice President and by the grantee.

          g. Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined, as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5.g. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5.g for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

          h. The obligation of the Company to issue shares of the Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

     Subject to the foregoing provision of this Section 5 and the other provisions of the Plan, any stock option granted under the Plan shall be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5.f, or an amendment thereto.

     6. Adjustment and Substitution of Shares. If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, then (i) the number of shares of the Common Stock set forth in Section 4, (ii) the number of shares of the Common Stock then subject to any outstanding stock options, and (iii) the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution, shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on such date.

     If the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another Company, whether through reorganization, reclassification, recapitalization, stock split up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock set forth in Section 4, for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

     In case of any adjustment or substitution as provided for in the first two paragraphs of this Section 6, the aggregate Option Price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate Option Price for all shares of stock or other securities (including any fraction) to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new Option Price per share shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

     If the outstanding of the Common Stock shall be changed in value by reason of any spinoff, split off or split up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of grantees which would otherwise result from any such transaction.

     No adjustment or substitution provided for in this Section 6 shall require the Company to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution.

     Except as provided in this Section 6, a grantee shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     7. Effect of the Plan on the Rights of Company and Shareholders. Nothing in the Plan, in any stock option granted under the Plan, or in any stock option agreement shall confer any right to any person to continue as a director of the Company or interfere in any way with the rights of the shareholders of the Company or the Board to elect and remove directors.

     8. Amendment and Termination. The right to amend or to terminate the Plan at any time are hereby specifically reserved to the Board; provided always that no such termination shall terminate any outstanding stock options granted under the Plan; and provided further that no amendment of the Plan shall (i) be made without stockholder approval if stockholder approval of the amendment is at the time required for stock options by the rules of any stock exchange on which the Common Stock may then be listed, or (ii) amend more than once every six months the provision of the Plan relating to the selection of the directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option other than to comport with changes in the Internal Revenue Code of 1986, as amended (the “Code”) or the rules and regulations thereunder. No amendment or termination of the Plan shall, without the written consent of the holder of a stock option theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

     9. Effective Date and Duration of Plan. The Plan shall become effective upon the closing of a firm commitment underwritten public offering of the Company’s equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended. The Plan shall remain effective until the earlier of: (i) 10 years from the effective date of the Plan, or (ii) the date options to purchase all of the shares reserved for issuance under the Plan shall have been granted.

PROXY

N2H2, INC.
900 4th Avenue, Suite 3600
Seattle, WA 98164

This Proxy is solicited on Behalf of the Board of Directors of N2H2, Inc. The undersigned hereby appoints Mellon Proxy Solicitation Services, as Proxies, with the power to appoint as substitute, and hereby authorizes to represent and to vote as designated on reverse, all the shares of common stock of N2H2, Inc. held of record by the undersigned on January 18, 2002, at the Annual Meeting of Shareholders to be held on March 14, 2002 and any postponements or adjournments thereof.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

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Please mark your votes as indicated in this example.

		FOR all nominees listed below (except as named to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

1.	To elect Mark A. Segale and Howard Philip Welt, as Class II directors, to hold office until the 2005 annual meeting of the shareholders and until respective successors have been elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name listed below)

01 Mark A. Segale

02 Howard Philip Welt

		FOR	AGAINST	ABSTAIN

2.	To approve the amendment to the 1999 Nonemployee Director Stock Option Plan

		FOR	AGAINST	ABSTAIN

3.	To approve the amendment to the Employee Stock Purchase Plan

		FOR	AGAINST	ABSTAIN

4.	To ratify the selection of PricewaterhouseCoopers LLP as the Company auditors

		FOR	AGAINST	ABSTAIN

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

			YES	NO

Do You Plan to Attend the Meeting?

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE FOR THE ELECTION OF 2 CLASS II DIRECTORS, FOR THE AMENDMENT TO THE 1999 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN, FOR THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 5.

Please mark, sign, date and return the proxy card promptly using the enclosed envelope

Signature(s)                                                                                                                                  Dated                                                       2002

Please sign exactly as the name appears above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

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